Exhibit 99.1

    AmeriVest Announces Third-Quarter Results; 89% Increase in Revenues; 11%
                           Increase in FFO Per Share

    DENVER--(BUSINESS WIRE)--Nov. 5, 2003--AmeriVest Properties Inc. (AMEX:AMV) reported results today for the third quarter ended September 30, 2003.
    Funds from operations (FFO) for the third quarter of 2003 were $1,667,595, or $0.10 per diluted share, compared with $946,199, or $0.09 per diluted share, in the third quarter of 2002. This represents a 76% increase in FFO and an 11% increase in FFO per diluted share. The Company recognized a net loss of $23,468, or $0.00 per share in the quarter, compared with net income of $162,425, or $0.01 per diluted share, during the comparable period of 2002. See the Summary Financial Information for a reconciliation of FFO and FFO per share from net (loss)/income and (loss)/earnings per share, the most directly comparable GAAP measures.
    "Our third-quarter results reflect significant increases in revenues, FFO and FFO per share over last year and the full per share impact of our June 2003 public offering," stated William Atkins, Chairman and Chief Executive Officer of AmeriVest. "Compared to last quarter, these results include 20 days of operations from the Financial Plaza acquisition completed in September 2003, offset by somewhat lower revenues and higher expenses at existing properties. During the quarter we expensed more than $100,000 in prepayment penalties and unamortized loan fees in connection with our refinancing of the Parkway Centre II variable rate debt. When combined with the significant increase in depreciation expense as a result of SFAS 141 discussed below, this resulted in a net loss for the quarter of $23,468," said Atkins. "While we would have liked to close our pending acquisitions earlier which would have improved per share results, we are very pleased with the acquisitions we have made to date and will continue to make this year and know that they will contribute significantly to future results as part of a much larger AmeriVest in 2004. To sustain this growth, we have made and will continue to make investments in systems, equipment and people, all of which will continue to increase our overhead expense in 2003 and 2004. We are building an experienced operations team on a national and regional level and feel confident that we will have the right people in place to support our continued growth in 2004 and beyond," said Atkins.
    Revenues for the third quarter of 2003 increased 89% to $7,164,324 from $3,782,972 in the prior-year period, reflecting the late 2002 and 2003 property acquisitions, including Parkway Centre II (September
2002), Centerra (November 2002), Chateau Plaza (November 2002), Southwest Gas (February 2003) and Financial Plaza (September 2003). In addition to property operating expenses, which increased due to the additional properties acquired and more aggressive maintenance efforts at all properties, general and administrative expenses increased 130% from the third quarter of 2002. This increase is primarily due to the termination of the advisory agreement with the Company's former advisor effective November 1, 2002, whereby all of the remaining employees of the advisor became employees of the Company. Interest expense increased due to an increase in borrowings used to finance the properties acquired, and depreciation and amortization expense increased due to the increase in depreciable assets resulting from the acquisitions. Furthermore, the Company's adoption of SFAS No. 141 "Business Combinations," which, among other things, requires an allocation of the purchase price of a property to an intangible asset representing the value associated with the in-place leases, has had and will continue to have a significant impact on the Company's depreciation and amortization expense as more properties are acquired. SFAS No. 141 has effectively accelerated the depreciation of properties acquired subsequent to July 1, 2001, as the intangible asset is amortized over the remaining life of the in-place leases as opposed to being depreciated over the life of the building, which can be up to 40 years, as it had been done prior to July 1, 2001. The weighted-average number of common shares outstanding during the quarter, assuming full dilution, increased by 57% from the third quarter of 2002, primarily due to the June 2003 common stock offering.

    Year-to-Date Results

    Due to a change in the calculation of FFO based upon clarification made by the Securities and Exchange Commission (SEC), impairments of real estate may no longer be added back to net (loss)/income in the calculation of FFO -- see "FFO Modification" below for further discussion. The results for the nine months of 2003 included non-cash impairment charges in the aggregate amount of $1,465,932, or $0.11 per diluted share, for certain non-core properties previously leased to the State of Texas. In accordance with the new SEC interpretation, this impairment was not added back in the calculation of FFO. FFO totaled $3,810,914, or $0.27 per diluted share, for the nine months ended September 30, 2003, compared to $3,115,759, or $0.35 per diluted share, for the same period in 2002. The net loss for the nine months ended September 30, 2003, was $728,555, or $0.05 per share, down from net income of $926,717, or $0.10 per diluted share, for the comparable prior-year period. As previously mentioned, the increase in revenues and expenses is primarily due to the late 2002 and 2003 property acquisitions, termination of the Company's former advisor and increases in general and administrative expenses to support continued growth of the Company.

    FFO Modification

    During the third quarter of 2003, the SEC clarified its position on the calculation of FFO. The SEC's interpretation is that impairments of real estate may not be added back to net income in the calculation of FFO and the Company has modified its calculation of FFO to comply with that interpretation. The following table outlines the modified FFO amounts as compared to the previous presentation for the affected periods in 2002 and 2003, which are the only affected periods. In future FFO presentations, the Company will only present the modified calculation.


                       Three Months Six Months Three Months
                          Ended       Ended       Ended    Year Ended
                         June 30,    June 30,    Dec. 31,   Dec. 31,
                          2003        2003        2002        2002
                        ----------------------------------------------
Funds From Operations
 (FFO):
  Net (loss)/income  $(1,110,051)  $(705,087)$(1,083,991)  $(157,274)
  Depreciation and
   amortization
   expense             1,447,426   2,808,139   1,200,928   3,362,508
  Impairment of
   investment in
   real estate         1,465,932   1,465,932     275,000     275,000
  Share of
   depreciation of
   unconsolidated
   affiliate              20,332      40,267      18,625      46,087
                       ---------   ---------   ---------   ---------
FFO as previously
 reported             $1,823,639  $3,609,251    $410,562  $3,526,321
  Less:
   Impairment of
    investment in
    real estate        1,465,932   1,465,932     275,000     275,000
                       ---------   ---------   ---------   ---------
FFO as modified         $357,707  $2,143,319    $135,562  $3,251,321
                       =========   =========   =========   =========

FFO per share as
 previously reported
    Basic                  $0.14       $0.30       $0.04       $0.38
                       =========   =========   =========   =========
    Diluted                $0.14       $0.30       $0.04       $0.37
                       =========   =========   =========   =========

FFO per share as
 modified
    Basic                  $0.03       $0.18       $0.01       $0.35
                       =========   =========   =========   =========
    Diluted                $0.03       $0.18       $0.01       $0.34
                       =========   =========   =========   =========


    Operating Results

    At September 30, 2003, the Company's core portfolio included 10 properties totaling approximately 1.5 million square feet located in metropolitan Denver, Phoenix, Dallas and Indianapolis. The Company also owned 20% of an additional office building in Denver, Colorado, and 17 smaller office buildings located in Texas and primarily leased to the State of Texas and Bank of America, which it considers "non-core." The Company's core portfolio occupancy at the end of September was 87.8%, compared to a weighted average occupancy in AmeriVest's core markets of 80.4%. Excluding the Financial Plaza acquisition and the newly constructed fourth building at Keystone Office Park, core portfolio occupancy at September 30, 2003. would have been 90.2%.
    "Our core markets of Denver, Dallas and Phoenix continued to deteriorate during the quarter resulting in downward pressure on rents in all markets. Aside from a few select submarkets like Peoria, Arizona, where we continue to significantly outperform, we have had to make adjustments to our rates, our marketing strategies and, in some cases, our brokers to stay competitive. We are beginning to see the results of those efforts in increased activity during the fourth quarter which we believe will result in increased occupancies," said Charles Knight, President and Chief Operating Officer of AmeriVest. "Some buildings we have acquired and many of the buildings we may acquire in the future have below market occupancies; others, like Chateau Plaza and Southwest Gas, have tenants that are likely to downsize or move, also negatively impacting our occupancy in the short term. It will take time to complete the repositioning of those buildings for our target small- and medium-size tenants, however, we are confident that our strategy and focus on this dynamic and underserved market will result in higher occupancies over time," continued Knight.

    Third-Quarter Highlights

    -- In September, the Company acquired the Financial Plaza building located in Mesa, Arizona, which contains 310,837 rentable square feet on 6.0673 acres of land for $39,000,000. A portion of the purchase price was paid with $24,750,000 from the assumption of the existing loan from Allstate Life Insurance Company. This loan bears fixed interest at 5.25% with the outstanding balance and accrued interest due on October 5, 2010.

    -- In September, the Company refinanced its variable rate loans on Parkway Centre II, Centerra and Southwest Gas with a
        $39,000,000 five-year 5.13% fixed rate loan from RBS Greenwich
        Capital.

    -- In September, the board of directors declared a quarterly dividend of $0.13 per common share, which was paid on October 15, 2003, and represents our 29th consecutive quarterly dividend.

    Subsequent Events

    -- In October, the Company acquired the Scottsdale Norte building located in Scottsdale, Arizona, which contains 79,223 rentable square feet on 5.451 acres of land for $12,250,000.

    -- In October, the Company entered into a contract to acquire an office property within the next 60 days for a purchase price of approximately $10,500,000. The building is located in Dallas, Texas, and contains approximately 250,000 rentable square feet. The contract is subject to a number of contingencies and there is no assurance that this acquisition will occur.

    Conference Call

    The Company will hold an investor/analyst conference call on November 5, 2003, beginning at 2:00 p.m. MST (4:00 p.m. EST, 3:00 p.m. CST, 1:00 p.m. PST) to discuss its third-quarter financial results. The conference call may be joined by dialing 888-313-7044. Calls from outside North America should be directed to 212-346-6544. A digital replay will be available two hours after completion of the call until November 10, 2003, by calling 800-633-8284 or for calls from outside North America, 402-977-9140. The conference ID for the replay is 21162893. A live webcast of the conference call will be available at www.amvproperties.com. You must have Windows Media Player installed on your computer in order to listen to the webcast. Windows Media Player may be downloaded for free at our website listed above.

    Company Information

    AmeriVest Properties Inc., with its principal office in Denver, Colorado, provides Smart Space for Small Business(SM) in Denver, Phoenix, Dallas, and Indianapolis through the acquisition, repositioning and operation of multi-tenant office buildings in those markets. To receive AmeriVest's latest news and information, visit our website at www.amvproperties.com.

    In addition to historical information, this press release contains forward-looking statements and information under the federal securities laws. These statements are based on expectations, estimates and projections about the industry and markets in which AmeriVest operates, management's beliefs and assumptions made by management. While AmeriVest management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management's control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release. In particular, the factors that could cause actual operating results to differ materially include, without limitation, continued qualification as a real estate investment trust, the effects of general and local economic and market conditions, competition, regulatory changes, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants' financial condition, the uncertainties of real estate development and acquisition activity, development and construction costs, insurance risks, the costs and availability of financing, potential liability relating to environmental matters and liquidity of real estate investments and other risks and uncertainties detailed in AmeriVest's 2002 Annual Report on Form 10-KSB and from time to time in the Company's filings with the Securities and Exchange Commission.


                      AMERIVEST PROPERTIES INC.
                    Summary Financial Information
                             (unaudited)

                            Three Months             Nine Months
                         Ended September 30,     Ended September 30,
                          2003        2002        2003        2002
                       ---------------------- ------------------------
Selected Income
 Statement Information:
-----------------------
REAL ESTATE OPERATING
 REVENUE
   Rental revenue      $7,164,324  $3,782,972 $20,926,569 $10,937,842

REAL ESTATE OPERATING
 EXPENSES
   Property operating
    expenses:
     Operating
      expenses          2,050,488     952,445   5,447,781   2,725,931
     Real estate
      taxes               851,974     381,528   2,407,377   1,006,350
     Management
      fees                 27,356      37,062     113,730      96,944
   General and
    administrative
    expenses              777,579     338,457   2,357,432   1,070,091
   Impairment of
    investment in
    real estate                 -           -   1,465,932           -
   Advisory fee                 -     251,910           -     251,910
   Interest expense     1,839,830     955,557   5,408,007   2,774,083
   Depreciation and
    amortization
    expense             1,669,462     770,501   4,477,601   2,161,580
                        ---------   ---------   ---------   ---------
      Total
       operating
       expenses         7,216,689   3,687,460  21,677,860  10,086,889
                       ----------  ----------  ----------  ----------

OTHER INCOME/(LOSS)
   Interest income         43,434      83,064      61,187     135,961
   Equity in loss
    of unconsolidated
    affiliate             (14,537)    (16,151)    (38,451)    (60,197)
                        ---------   ---------   ---------   ---------
                           28,897      66,913      22,736      75,764
                        ---------   ---------   ---------   ---------

NET (LOSS)/INCOME        $(23,468)   $162,425   $(728,555)   $926,717
                        =========   =========   =========   =========

(LOSS)/EARNINGS PER
 SHARE
   Basic                    $0.00       $0.01      $(0.05)      $0.11
                        =========   =========   =========   =========

   Diluted                  $0.00       $0.01      $(0.05)      $0.10
                        =========   =========   =========   =========

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING -
 NET (LOSS)/INCOME
   Basic               17,356,751  10,925,253  13,777,395   8,785,796
                       ==========  ==========  ==========  ==========

   Diluted             17,356,751  11,092,036  13,777,395   8,960,471
                       ==========  ==========  ==========  ==========

FUNDS FROM OPERATIONS:
   Net (loss)/income     $(23,468)   $162,425   $(728,555)   $926,717
   Depreciation and
    amortization
    expense             1,669,462     770,501   4,477,601   2,161,580
   Share of
    depreciation of
    unconsolidated
    affiliate              21,601      13,273      61,868      27,462
                        ---------   ---------   ---------   ---------
FUNDS FROM OPERATIONS  $1,667,595    $946,199  $3,810,914  $3,115,759
                        =========   =========   =========   =========

FUNDS FROM OPERATIONS
 PER SHARE
   Basic                    $0.10       $0.09       $0.28       $0.35
                        =========   =========   =========   =========

   Diluted                  $0.10       $0.09       $0.27       $0.35
                        =========   =========   =========   =========

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING -
 FUNDS FROM OPERATIONS
   Basic               17,356,751  10,925,253  13,777,395   8,785,796
                       ==========  ==========  ==========  ==========

   Diluted             17,459,294  11,092,036  13,874,019   8,960,471
                       ==========  ==========  ==========  ==========


    Funds from Operations ("FFO") is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), to be an appropriate measure of performance for an equity REIT, for the reasons, and subject to the qualifications, specified in the paragraph entitled "Non-GAAP Financial Measures" below. The above summary financial information table reflects the reconciliation of FFO from net income and a comparison to earnings per share, the most directly comparable GAAP measure, for the periods presented.


                      AMERIVEST PROPERTIES INC.
              Summary Financial Information (continued)
                             (unaudited)

                                           September 30, December 31,
                                               2003          2002
                                           ------------- -------------
Selected Balance Sheet Information:
----------------------------------
Assets at cost                             $226,931,304  $163,697,991
Less: accumulated depreciation and
 amortization                               (10,685,935)   (6,514,404)
                                           ------------- -------------
Total assets                               $216,245,369  $157,183,587

Total mortgage loans and notes payable     $133,930,443  $106,094,232

Total stockholders' equity                  $73,411,201   $43,895,800

Common shares issued and outstanding         17,375,467    11,060,260


Selected Property Information:
-----------------------------
Number of operating properties owned                 28            26
Total rentable square feet                    1,891,352     1,416,350
Occupancy                                          86.8%         88.0%

Number of core(1) operating properties owned         10             8
Total rentable square feet                    1,548,711     1,073,709
Occupancy                                          87.8%         90.6%

(Detailed property occupancy information following)

Selected Stock Information:
--------------------------
Common share price (as of period end)             $6.50         $6.20

Equity market capitalization               $112,940,536   $68,573,612

Common share dividends declared                   $0.13         $0.13

Common share annualized dividend yield (as
 of period end)                                    8.00%         8.39%


    Non-GAAP Financial Measures: Funds from Operations ("FFO") is a non-GAAP financial measure. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, investing activities and financing activities, it provides investors with an indication of the ability of a company to incur and service debt, to make capital expenditures and to fund other cash needs. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

    (1) "Core" properties exclude properties owned less than 100%
(Panorama Falls) and smaller office buildings leased primarily to Bank of America and the State of Texas.



      AmeriVest Properties Inc. Property Occupancy(1) Information

Core Portfolio:

                           Percentage  Average    Percentage Average
                           Occupancy    Rent      Occupancy   Rent
Building/ Year    Rentable   at       Per SF at      at     Per SF at
Location Acquired Area(2)  9/30/2003 9/30/2003(3) 12/31/02 12/31/02(3)
----------------------------------------------------------------------
Financial
 Plaza
 Mesa, AZ   2003   310,837    80.6%     $23.39        N/A      N/A
----------------------------------------------------------------------
Southwest
 Gas
 Phoenix,
 AZ         2003   147,660    99.2%     $21.69        N/A      N/A
----------------------------------------------------------------------
Chateau
 Plaza
 Dallas, TX 2002   171,294   100.0%     $22.76       97.6%   $22.79
----------------------------------------------------------------------
Centerra
 Denver, CO 2002   186,377    73.1%     $19.87       68.1%   $20.78
----------------------------------------------------------------------
Parkway
 Centre II
 Dallas, TX 2002   151,988    94.8%     $20.63       97.9%   $20.84
----------------------------------------------------------------------
Kellogg
 Building
 Littleton,
 CO         2001   111,580    84.4%     $21.33       98.6%   $21.92
----------------------------------------------------------------------
Arrowhead
 Fountains
 Peoria, AZ 2001    96,092   100.0%     $21.68      100.0%   $21.41
----------------------------------------------------------------------
AmeriVest
 Plaza
 Englewood,
 CO(4)      2001   118,720    90.7%     $22.83       99.2%   $23.57
----------------------------------------------------------------------
Sheridan
 Center
 Denver, CO 2000   140,130    82.2%     $16.34       79.5%   $15.83
----------------------------------------------------------------------
Keystone
 Office Park
 Indianapolis,
 IN         1999   114,033    85.4%     $17.60       97.1%   $17.33
----------------------------------------------------------------------
Total Core
 Portfolio       1,548,711    87.8%     $21.16       90.6%   $20.76
----------------------------------------------------------------------


Non-Core Portfolio:

Panorama Falls
 Englewood,
 CO(5)      2000    60,004    78.3%     $19.07       70.8%   $19.15
----------------------------------------------------------------------
Bank of America
 Buildings -
 Texas(6)   1998    60,095   100.0%     $15.87       97.4%   $16.00
----------------------------------------------------------------------
State of Texas
 Buildings -
 Texas(7)  1997-98 222,542    78.4%      $9.06       77.7%    $9.05
----------------------------------------------------------------------
Total Non-Core
 Portfolio         342,641    82.2%     $12.18       80.0%   $12.10
----------------------------------------------------------------------
Total Portfolio  1,891,352    86.8%     $19.62       88.0%   $18.86
----------------------------------------------------------------------


    (1) Includes office space leased but not yet occupied.
    (2) Includes office space but excludes storage, telecommunications and garage space.
    (3) Annualized base rent divided by leased rentable area. Annualized base rent is original base rent plus contractual increases, but excludes percentage rent, additional rent (operating expense reimbursements) and parking.
    (4) Formerly known as Sheridan Plaza at Inverness.
    (5) 20% of the property is owned by AmeriVest and 80% by Freemark Abbey Panorama, LLC as tenants in common.
    (6) Buildings leased approximately 63% to Bank of America, with the remainder leased to a number of small tenants.
    (7) Buildings leased primarily to various agencies of the State of Texas.


    CONTACT: AmeriVest Properties Inc.
             Kim P. Boswood, 303-297-1800, ext. 118
             303-296-7353 (fax)
             kim@amvproperties.com
             www.amvproperties.com